FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

SNOW CAPITAL MANAGEMENT L.P.

THIS FIRST AMENDMENT dated as of October 1, 2017, to the Amended and Restated Operating Expense Limitation Agreement, dated as of June 28, 2017 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Snow Capital Management L.P. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as defined in the Agreement) for the Snow Capital Opportunity Fund and the Snow Capital Small Cap Value Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of reducing the Annual Limit for the Snow Capital Opportunity Fund and the Snow Capital Small Cap Value Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Schedule A	SNOW CAPITAL MANAGEMENT L.P.

By: /s/ John P. Buckel	By: /s/ Carl Vuono
Name: John P. Buckel	Name: Carl Vuono
Title: President	Title: Chief Operating Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

SNOW CAPITAL MANAGEMENT L.P.

Series or Fund of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Snow Capital Small Cap Value Fund	1.25%
Snow Capital Opportunity Fund	1.30%
Snow Capital Focused Value Fund	0.95%
Snow Capital Dividend Plus Fund	0.95%